UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2022

ZipRecruiter, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40406	27-2976158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

604 Arizona Avenue,	Santa Monica,	California	90401
(Address of principal Executive offices)			(Zip Code)
(877) 252-1062
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.00001 par value per share	ZIP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.
On March 2, 2022, ZipRecruiter, Inc. (the “Company”) entered into a sublease agreement (the “Sublease”) with Lincoln Avenue Capital Management, LLC (the “Subtenant”) for office space in the building located at 401 Wilshire Blvd., Suite 1100, in Santa Monica, California (the “Premises”), which is the subject of an office lease agreement by and between the Company and Douglas Emmett 1995, LLC (the “Landlord”), dated May 16, 2014, as amended and currently in effect.

Under the terms of the Sublease, and subject to the consent of the Landlord to the Sublease, the Subtenant will lease the entirety of the Premises at a fixed monthly rent of $50,120, subject to an annual increase, beginning upon the latest of (i) the receipt of the aforementioned consent, (ii) the delivery of the Premises to the Subtenant, or (iii) May 1, 2022, and ending on October 31, 2023, unless terminated by the parties in accordance with the terms of the Sublease. The Sublease further provides that the Subtenant is obligated to pay to the Company certain additional amounts, including, without limitation, a security deposit and certain operating expenses and taxes attributable to the Premises. The Sublease also contains customary representations and warranties, covenants, obligations and indemnities in favor of each party.

The foregoing description of the terms of the Sublease does not purport to be complete and is subject to, and qualified in its entirety by, the complete text of the Sublease, a copy of which the Company expects to file with its Quarterly Report on Form 10-Q for the three months ending March 31, 2022, and upon filing will be incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZIPRECRUITER, INC.

Date: March 8, 2022	By:	/s/ Timothy Yarbrough
Timothy Yarbrough
Chief Financial Officer